SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Thomas E. Sandell

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Active Investment Fund, Ltd.

Castlerigg Active Investment Intermediate Fund, L.P.

Castlerigg Active Investment Master Fund, Ltd.

Pulteney Street Partners, L.P.

Douglas N. Benham

Charles M. Elson

David W. Head

C. Stephen Lynn

Annelise T. Osborne

Aron I. Schwartz

Michael Weinstein

Lee S. Wielansky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANDELL’S LATEST OFFER TO SETTLE PROXY CONTEST REJECTED BY BOB EVANS

Company Response Confirms Lack of Commitment to Change

Further Evidence of Entrenchment and Irresponsible Spending

New York – July 7, 2014 – Tom Sandell, CEO of Sandell Asset Management Corporation (“Sandell”), one of the largest shareholders of Bob Evans Farms, Inc. (NASDAQ: BOBE) (“Bob Evans” or the “Company”), today provided the following commentary to shareholders of Bob Evans in order that they may be fully informed of what, in Sandell’s opinion, is the entrenchment and irresponsible spending of Chairman and CEO Steven Davis and his Board of Directors (the “Board”).

“In our attempt to save shareholders further expense, we have sought once again to reach an amicable resolution to the pending proxy contest at Bob Evans. To that end, we submitted a balanced proposal to the Company’s representatives that did not require a commitment to any particular action but rather a comprehensive review of all strategic alternatives to be conducted by an investment bank other than the Company’s long-time financial advisor, whose financial advice we believe has provided convenient cover to the Board for dismissing the many paths of value creation presented to the Company in the last year. Furthermore, our proposal contemplated the replacement of only certain specific “legacy” Directors on the Board, when in fact we believe that most and possibly all legacy Directors need to be replaced.

“The Company’s response to our proposal was in our opinion wholly unacceptable and confirms to us this Board’s refusal to embrace any meaningful change. In addition to Bob Evans offering to accept relatively insignificant Board representation from the highly-qualified candidates that we have nominated, along with the Company’s refusal to remove any specific legacy Directors, particularly telling was the Company’s refusal to commit to hiring a new financial advisor. Also of note was the Company’s refusal to commit to the separation of the roles of Chairman and CEO, as we find that Bob Evans, perhaps more than any other public company that we are aware of, needs a governance structure that provides for true management accountability.

“More troubling from a financial point of view are the vast sums of shareholders’ money that Chairman and CEO Steven Davis and his Board are spending in their efforts to avoid change. The Company’s preliminary proxy statement notes that Bob Evans has already incurred $3.0 million in expenses to date in connection with its proxy solicitation and expects to spend an aggregate of $5.5 million, which illustrates the extreme lengths to which this Company will go in order to maintain the status quo. While we have tried in good faith to reach a compromise with Bob Evans in order to halt what we view are the intentions of Steven Davis and his Board to entrench themselves at the expense of shareholders, we cannot put shareholders at risk by agreeing to a settlement that does not provide for significant change to the Board of Directors. Indeed, we have serious concerns regarding the qualifications of the present Board, including the three new Directors added in April of 2014, and we believe that they pale in comparison to the qualifications of the eight independent and highly-qualified candidates that we have nominated. Furthermore, we believe that many, if not all, of the “legacy” Directors who have been on this Board prior to 2014 need to be replaced; in our opinion, a Board constituted with more than a nominal presence of such legacy Directors places shareholders at further financial risk.

“In addition to the recent disclosure of the large sums of shareholders’ money that Bob Evans is spending in order to keep this Board entrenched, we note that the Company’s preliminary proxy statement provides information confirming that while Bob Evans did indeed sell its previous jointly owned company airplane in 2013, it jointly purchased a new corporate jet. According to the Company’s preliminary proxy statement, it appears that a subsidiary of Greif, Inc. was the other party involved in this joint purchase, which was the same party that had an ownership interest in the Company’s previous aircraft, and we note that Michael Gasser, the so-called “Lead Independent Director” of Bob Evans, happens to be the Executive Chairman of the Board of Greif, Inc. We question how the Board could justify the ownership of a corporate jet and we call upon the Company to disclose the percent ownership interest of any aircraft that it may own, the actual purchase price of such aircraft, and the annual operating expenses associated with such aircraft.

“In spite of the litany of concerns that we have regarding Bob Evans and the expenses that the Company continues to incur at the hands of this current management and Board of Directors, the eight independent and highly-qualified candidates that we have nominated to the Board remain enthused at the prospect of helping turn around a company with such valuable assets and such an iconic brand name as Bob Evans. The response that these nominees have received from investors and the broader investment community has been resoundingly positive and if they are elected at the upcoming Annual Meeting they can begin to implement the many changes necessary to enhance long-term value for all shareholders. Although the Annual Meeting date has not been publicly announced, we believe that the record date has been set for July 3 and soon the shareholders will have the opportunity to decide.

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About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy, 212-929-5500

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG ACTIVE INVESTMENT FUND, LTD. (F/K/A CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD.), CASTLERIGG ACTIVE INVESTMENT INTERMEDIATE FUND, L.P. (F/K/A CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P.), CASTLERIGG ACTIVE INVESTMENT MASTER FUND, LTD. (F/K/A CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD.), PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") AND DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (TOGETHER WITH SANDELL, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST BY CALLING (800) 322-2885.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON JUNE 19, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes “forward-looking statements” with respect to Bob Evans Farms, Inc. ("Bob Evans"), which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Sandell Asset Management Corp. ("SAMC") are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. SAMC reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. SAMC disclaims any obligation to update the information contained herein. SAMC and/or one or more of the investment funds it manages may purchase additional Bob Evans shares or sell all or a portion of their shares or trade in securities relating to such shares.